UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2021, the Board of Directors (the “Board”) of Surgery Partners, Inc. (the “Company”) increased the number of Class II directors serving on the Board from two to three and elected Dr. Patricia A. Maryland to fill the vacancy created by the increase in the number of Class II directors. As a Class II director, Dr. Maryland’s term expires at the 2023 annual meeting of stockholders. The Board has determined that Dr. Maryland is independent in accordance with Nasdaq listing standards.
The Board has not appointed Dr. Maryland to any committees of the Board, and it is unknown which committees of the Board Dr. Maryland will serve on at this time.
Dr. Maryland’s compensation will be materially consistent with other non-employee directors of the Company, as described in the definitive proxy statement for the Company’s 2020 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 17, 2020. Additionally, Dr. Maryland entered into the Company’s standard form of indemnification agreement.
A copy of the press release announcing Dr. Maryland’s election to the Board is filed as Exhibit 99 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99	Press Release dated March 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Jennifer B. Baldock Jennifer B. Baldock Executive Vice President, Chief Administrative and Development Officer
Date: March 1, 2021